                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-13363, Form S-3, No. 333-03205, Form S-8, No. 333-81863, and
Form S-8, No. 333-81865) of The Mills Corporation and in the related Prospectuses of our report dated February 22, 2000, with respect to the consolidated financial statements and schedule of The Mills Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1999.


                                                           /S/ ERNST & YOUNG LLP


McLean, Virginia
March 27, 2000